As filed with the Securities and Exchange Commission on May 8, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PLUM CREEK TIMBER COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	91-1912863
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

PLUM CREEK TIMBER COMPANY, INC.
2012 STOCK INCENTIVE PLAN
(Full title of the plan)
Jose J. Quintana, Esq.
Assistant General Counsel
Plum Creek Timber Company, Inc.
999 Third Avenue, Suite 4300
Seattle, Washington 98104-4096
(Name and address of agent for service)

(206) 467-3600
(Telephone number, including area code, of agent for service)
Copy to:
Gregg A. Noel, Esq.
Jonathan Ko, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue
Los Angeles, California 90071
(213) 687-5000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☑                                Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)            Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	6,148,900	$39.21	$241,098,369	$27,630

(1) This registration statement shall also cover pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”) an indeterminate number of additional shares of Common Stock of Plum Creek Timber Company, Inc. (the “Company” or the “Registrant”) that may become issuable under the Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan as a result of any future stock split, stock dividend or similar adjustment of outstanding Common Stock.

(2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the amount of the registration fee, based upon the average of the high and low sale prices for a share of Common Stock on May 3, 2012, as reported on the New York Stock Exchange Composite Tape.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

*
In accordance with Rule 428 under the Securities Act and the instructional Note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from this Registration Statement. The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed by the Registrant with the Commission:

(a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 2011;

(b) the Registrant's Current Reports on Form 8-K filed February 9, 2012, February 13, 2012 (as amended by a Current Report on Form 8-K/A filed March 26, 2012) and March 5, 2012; and

(c) the description of the Common Stock, which is set forth in the Registrant's Registration Statement on Form 8-A filed July 1, 1999, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereby has been sold or which deregisters all of the Common Stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Under no circumstances will any information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

The Company's certificate of incorporation limits the liability of the members of the board of directors either to the Company or its stockholders for monetary damages incurred in connection with a breach of a director's fiduciary duty, except for liability incurred (a) in connection with any breach of the director's duty of loyalty to either the Company or its stockholders, (b) for acts or omissions that occur not in good faith or that involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the Delaware General Corporation Law (“DGCL”), or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to further eliminate or limit the liability of directors, then the liability of a director, in addition to the aforementioned limitations on personal liability, will be limited to the fullest extent permitted by the DGCL, as amended.

The Company's by-laws require the Company to indemnify its directors, officers and certain other parties against liability in connection with: (a) suits or proceedings other than those by or in the right of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was illegal; and (b) suits or proceedings by or in the right of the Company if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, except that with respect to this clause (b), no indemnification will be made in connection with any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless the Court of Chancery or the court in which such action or suit was brought determines such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

The Company's by-laws permit the Company to purchase and maintain insurance on behalf of its directors, officers and certain other parties against any liability asserted against such person and incurred by such person in such capacity, whether or not the Company would have the power or the obligation to indemnify such person.

The Company entered into indemnification agreements with each of its executive officers and directors.  The indemnification agreements require, among other matters, that the Company indemnify its executive officers and directors to the fullest extent permitted by law and reimburse the executive officers and directors for all related expenses as incurred, subject to return if it is subsequently determined that indemnification is not permitted.

It is the opinion of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The list of exhibits is set forth under “Index to Exhibits” at the end of this Registration Statement and is incorporated herein by reference.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on this eighth day of May, 2012.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ RICK R. HOLLEY
Name:	Rick R. Holley
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Rick R. Holley, David W. Lambert and James A. Kraft, or any of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on the dates indicated.

Signature	Title	Date

/s/ Rick R. Holley	President and Chief Executive Officer, Director	May 8, 2012
Rick R. Holley	(Principal Executive Officer)

/s/ David W. Lambert	Senior Vice President, Chief Financial Officer	May 8, 2012
David W. Lambert	(Principal Financial Officer)

/s/ David A. Brown	Vice President, Chief Accounting Officer	May 8, 2012
David A. Brown	(Principal Accounting Officer)

/s/ John F. Morgan, Sr.	Director, Chairman of the Board	May 8, 2012
John F. Morgan, Sr.

/s/ Robin Josephs	Director	May 8, 2012
Robin Josephs

/s/ John G. McDonald	Director	May 8, 2012
John G. McDonald

/s/ Robert B. McLeod	Director	May 8, 2012
Robert B. McLeod

/s/ Marc F. Racicot	Director	May 8, 2012
Marc F. Racicot

/s/ John H. Scully	Director	May 8, 2012
John H. Scully

/s/ Lawrence A. Selzer	Director	May 8, 2012
Lawrence A. Selzer

/s/ Stephen C. Tobias	Director	May 8, 2012
Stephen C. Tobias

/s/ Martin A. White	Director	May 8, 2012
Martin A. White

INDEX TO EXHIBITS

Exhibit
Number                            Description

3.1
Restated Certificate of Incorporation of Plum Creek Timber Company, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Form 10-Q, File No. 1-10239, for the quarter ended June 30, 2009).

3.2	Amended and Restated By-laws of Plum Creek Timber Company, Inc., as amended (incorporated herein by reference to Exhibit 3.2 to Form 10-K, File No. 1-10239, for the year ended December 31, 2010).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.6 of the Registrant's Registration Statement on Form S-4, Registration No. 333-71371, filed January 28, 1999).

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.

10.1
Plum Creek Timber Company, Inc. 2012 Stock Incentive Plan (incorporated herein by reference to Appendix B to the Registrant's definitive Proxy Statement on Schedule 14A, File No. 1-10239, filed March 29, 2012).

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of KPMG LLP.

23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).